UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

NTELOS Holdings Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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	(1)	Amount previously paid:

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The following email message was sent to employees of NTELOS Holdings Corp., which referenced the voicemail from Rod Dir, CEO of NTELOS, to all employees. The text of the voicemail is also set forth below.
IMPORTANT MESSAGE FROM ROD DIR, CEO
Earlier today, the company announced that nTelos agreed to be acquired by Shenandoah Telecommunications Company, also known as Shentel.  The acquisition requires various regulatory approvals and is expected to close in early 2016.  Until then, we will continue to operate the business as “nTelos” and fully support our customers through as we do today.
Please take a few minutes to listen to this important message regarding the acquisition from Rod Dir, our CEO.  The Dial-in number is 932-1414 (locally) or 540-932-1414 (out of area).

nTelos has a rich history in Waynesboro and the Shenandoah Valley that we should all be proud of.  As we move forward, we’ll maintain the same level of commitment to our customers that we have for the past 25 years.  Additionally, we are committed to providing information and periodic updates on the merger process.

Additional information on the announcement can be found:

•	A copy of today’s press release can be found at http://ir.ntelos.com/.

•	FAQ’s about the Merger: Additional information is available through the Employee FAQ’s posted on nSpace on the Human Resources page.

•	In the event of media contacts: Please refer any media contact to Mike Minnis, Director of Marketing Communications.

•	In the event of financial investor contacts: Please refer any financial press contact to Steb Chandor, CFO.

This communication may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will,” “may,” “should,” and similar expressions identify forward-looking statements, which generally are not historical in nature.
Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including, without limitation, the consummation of certain transactions between SHEN and Sprint, may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the outcome of any legal proceedings related to the merger; (7) the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (9) changes in the legal or regulatory environment; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (SEC), including without limitation its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q filed thereafter, which are available on the SEC’s website at www.sec.gov
Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, NTELOS will file with the United States Securities and Exchange Commission (“SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, NTELOS’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that NTELOS files with the SEC (when available) from the SEC's website at www.sec.gov and on NTELOS’s investor relations section website at ir.ntelos.com. In addition, the proxy statement and other documents filed by NTELOS with the SEC (when available) may be obtained from NTELOS free of charge by directing a request to NTELOS’s Public Relations advisor at KCSA Strategic Communications, 880 Third Avenue, 6th Floor, New York, NY 10022.

Participants in the Solicitation

NTELOS and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from NTELOS stockholders with respect to the proposed acquisition of NTELOS. Security holders may obtain information regarding the names, affiliations and interests of such individuals in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014. Additional information regarding the interests of such individuals in the proposed acquisition of NTELOS will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and NTELOS’s investor relations website at ir.ntelos.com.

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Voicemail to all employees:
Dear nTelos Team: Earlier today, we announced that nTelos agreed to be acquired by Shenandoah Telecommunications Company, also known as Shentel. Both management and our Board of Directors, acting in the best interests of our shareholders, have determined that now was the right time to enter into this transaction. Both nTelos by Shentel have strong roots in our local communities. Shentel has announced that they will consolidate their and our operations under the Sprint brand. This acquisition still requires various regulatory approvals and is expected to close in early 2016. Until then, we will continue to operate the business as “nTelos” and fully support our customers as we do today. We will also actively engage Shentel during this time in planning the transition of key functions. These transition plans are critical to ensure we continue providing customers the same great level of service they are accustomed to from nTelos. We know this announcement will create anxiety and uncertainty for our employees, so we are committed to providing periodic updates and ongoing communications about the merger process. In the meantime, additional information about the merger is available through the FAQ’s posted on our SharePoint site. Your department manager and HR representative will also be available to help answer your questions. Today’s announcement is also likely to create media and community interest, and it is critical that the company speak with one voice. In the event that members of the media contact you regarding this transaction, please refer them to Mike Minnis, Director of Marketing Communications. Any questions from the financial press should be referred to Steb Chandor, our CFO. This is an emotional event for every one of us, but until the transition is complete, our roles and responsibilities will remain “business as usual” at NTELOS. We all must remain focused and work together to execute on our operating goals and to manage our business successfully through the transition process. Please know that our entire Board and management team are extremely proud of this company --- created through the efforts of each of you, and the many other nTelos employees over the past 25 years in wireless. Finally, let me thank you in advance for your continued efforts in performing your day-to-day responsibilities. By doing so, we will be able to assure that there is a seamless transition for our customers. As always, we appreciate your contributions. Rod.